                                                                  EXHIBIT (d)(7)

                          INVESTORS' AGREEMENT

                  This INVESTORS' AGREEMENT (this "Agreement") is made and entered into as of January 30, 2003, by and among Inland Holdings, LLC, a California limited liability company ("TCW"), Hampton Investments LLC, a Delaware limited liability company ("Hampton") and SOLVation Inc., a Delaware corporation ("SOLVation," and together with Hampton, the "Smith Group").

                               W I T N E S S E T H

                  WHEREAS, simultaneously herewith, TCW and SOLVation have entered into that certain Exchange Agreement (as defined herein) with Inland Resources Inc., a Washington corporation ("Inland") and Inland Production Company, Inc., a Texas corporation ("IPC");

                  WHEREAS, pursuant to the Exchange Agreement, TCW will exchange its entire interest in the Exchanged Sub Debt (as defined in the Exchange Agreement) for (A) a specified number of shares of Series F preferred stock of Inland and (B) 22,053,000 shares of common stock of Inland (collectively, the "New TCW Stock");

                  WHEREAS, pursuant to the Exchange Agreement, SOLVation will exchange its entire interest in the Exchanged Junior Debt (as defined in the Exchange Agreement) for a specified number of shares of Series F preferred stock of Inland (the "New Smith Stock");

                  WHEREAS, as of the date hereof, (i) TCW owns 297,000 shares of Inland's common stock (the "Existing TCW Stock"; together with the New TCW Stock, the "TCW Interest") and (ii) Hampton owns 2,318,000 shares of Inland's common stock (the "Existing Smith Stock"; together with the New Smith Stock, the "Smith Group Interest");

                  WHEREAS, each of TCW and the Smith Group desire to set forth their agreement to contribute, respectively, the TCW Interest and the Smith Interest to Newco (as defined herein) and to cause Inland to merge into Newco; and

                  WHEREAS, each of TCW and the Smith Group desire to set forth their rights and obligations as shareholders of Newco, the surviving corporation in the Merger (as defined herein).

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

                  SECTION 1. DEFINITIONS.

                  As used in this Agreement, the following terms have the following meanings:

                  "Affiliate" or "affiliate" shall mean, with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities of the specified Person; (ii) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the specified Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with the specified Person; or (iv) any officer, director, partner or sanguineous or affined kin of the specified Person or of any other Person described in clause
(iii) above. For the avoidance of doubt and without limiting the generality of the foregoing, the following Persons shall be deemed to be Affiliates of the Smith Group: (a) Randall D. Smith, Jeffrey A. Smith, Barbara Stovall Smith, Arthur J. Pasmas, John W. Adams, (b) any immediate family member of any Person falling within (a) above, (c) any direct lineal descendant of any Person falling within (b) above, (d) any trust established for the benefit of any Person falling within (a) to (c) above, (e) Bruce Schnelwar, and (f) any Person controlling, controlled by or under common control with (a) to (e) above. For the further avoidance of doubt and without limiting the generality of the foregoing, any partner, member, shareholder, participant or beneficial interest owner of any TCW partner, member, shareholder, participant or beneficial interest owner of any of the foregoing shall be deemed to be an Affiliate of TCW.

                  "Amended Registration Rights Agreement" shall have the meaning ascribed to such term in the Exchange Agreement.

                  "Commission" shall mean the United States Securities and Exchange Commission or any other similar or successor agency of the federal government administering the Securities Act.

                  "Common Stock" shall mean the common stock of Newco, par value $.001 per share.

                  "Drag-Along Notice" shall have the meaning ascribed to such term in Section 5.

                  "Drag-Along Party" shall have the meaning ascribed to such term in Section 5.

                  "Drag-Along Period" shall have the meaning ascribed to such term in Section 5.

                  "Drag-Along Shares" shall have the meaning ascribed to such term in Section 5.

                  "Drag-Along Transaction" shall have the meaning ascribed to such term in Section 5.

                  "Exchange Agreement" shall mean that certain Exchange and Stock Issuance Agreement dated as of the date hereof by and among Inland, IPC, TCW and SOLVation.

                  "Holders" shall mean any Person holding any of the Common
Stock.

                  "Inland" means Inland Resources Inc., a Washington corporation.

                  "Merger" shall have the meaning ascribed to such term in
Section 3.3.

                  "Newco" means Inland Resources Inc., a newly formed Delaware corporation.

                  "Newco Liquidity Event" means any sale, transfer or other disposition by Newco of all or substantially all of its consolidated assets, howsoever effected, including by way of an asset contribution, joint venture, farmout agreement, merger or other business combination with or into an uncontrolled entity involving any Subsidiary of Newco pursuant to which proceeds of such transaction in the form of cash or readily marketable securities are paid to or received by Newco and not directly to its stockholders or any Subsidiary thereof.

                  "Newco Stock" shall have the meaning ascribed to such term in
Section 3.1.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                  "Sale Contract" shall have the meaning ascribed to such term in Section 4.3.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  "Smith Party" shall have the meaning ascribed to such term in
Section 5.2.

                  "Subsidiary" shall have the meaning ascribed to such term in the Exchange Agreement.

                  "Tag Transaction" shall have the meaning ascribed to such term in Section 4.1.

                  "Tagalong Party" shall have the meaning ascribed to such term in Section 4.1.

                  "Transfer" shall have the meaning ascribed to such term in
Section 3.4. For the avoidance of doubt, the term "Transfer" shall not include a pledge or hypothecation, but shall include any transfer upon the foreclosure or realization of collateral arising from a pledge or hypothecation.

                  "Transferor" shall have the meaning ascribed to such term in
Section 4.1.

                  "Transferee" shall have the meaning ascribed to such term in
Section 4.1.

                  SECTION 2. FORMATION OF NEWCO

                  2.1 Before the Closing (as such term is defined in the Exchange Agreement), each of TCW, Hampton and SOLVation hereby agree to cause Newco to be formed in the state of Delaware. The certificate of incorporation of Newco shall be filed substantially in the form of Exhibit A attached hereto. The bylaws and organizational minutes of Newco shall be adopted substantially in the form of Exhibit B and Exhibit C, respectively, attached hereto. Immediately upon being authorized to do so (and TCW and the Smith Group shall take all action required to effect such authorization, Newco shall adopt, ratify and become a party hereto with the same effect as if it were an original signatory.

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                  SECTION 3. CONTRIBUTION AND OTHER AGREEMENTS

                  3.1 Each of TCW, Hampton and SOLVation hereby agree to contribute and convey, immediately after the Closing (as such term is defined in the Exchange Agreement), all of their respective capital stock of Inland to Newco in exchange for (i) in the case of TCW, 92.5% of the common stock of Newco (9,250 common shares) and (ii) in the case of The Smith Group, 7.5% of the common stock of Newco (allocated 375 common shares to Hampton and 375 common shares to SOLVation) (collectively, the "Newco Stock").

                  3.2 Upon consummation of the transactions contemplated by the Exchange Agreement, Newco will own 100% of the Series F preferred stock of Inland and approximately 98.87% of the outstanding common stock of Inland. TCW and the Smith Group hereby agree to cause Newco to act to cause Inland to merge into Newco in a short form merger under the laws of Washington and Delaware no later than five (5) business days after the Closing (as such term is defined in the Exchange Agreement) (the "Merger"), pursuant to the Plan of Merger and Articles of Merger substantially in the form of Exhibits D and E, respectively, attached hereto.

                  3.3 Each party hereto understands and agrees that Newco will cause the legends set forth below to be placed upon any certificates or other documents or instruments evidencing ownership of the Newco Stock:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN INVESTORS' AGREEMENT DATED AS OF JANUARY 30, 2003 BY AND AMONG INLAND HOLDINGS, LLC, SOLVATION INC. AND HAMPTON INVESTMENTS LLC.

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR EXEMPT FROM SUCH REGISTRATION."

                  3.4 Except as provided herein and subject to applicable securities laws, any restrictive legends on certificates evidencing the Newco Stock and any other agreements governing or restricting transfer of the Newco Stock, each of TCW and the Smith Group shall have the right to freely sell, assign, transfer, give away or dispose of (any of the foregoing being hereinafter referred to as a "Transfer") their respective interests in the Newco Stock, whether in whole or in part, to any Person without restriction other than as set forth herein.

                  SECTION 4. TAGALONG RIGHTS.

                  4.1 If TCW or any Affiliate thereof ("Transferor") transfers, other than in a public offering pursuant to a registration statement, any shares of Common Stock of Newco held by such Transferor to any Person or Persons other than to an Affiliate of TCW (a "Transferee") in one transaction or a series of related transactions, which transfer or transfers constitute the Transfer of a majority of the shares of Common Stock of Newco held by TCW as of the date of the Closing or the Merger, respectively (a "Tag Transaction"), then the Smith Group or any Affiliate of the Smith Group (the "Tagalong Party") shall have the right to sell to the Transferee, at the same price per share and otherwise substantially on the same terms and conditions as provided with respect to the sale by the Transferor to the Transferee, up to the number of shares of Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Common Stock which the Tagalong Party then owns and (ii) a fraction with a numerator equal to the number of shares of Common Stock of Newco then proposed to be sold by the Transferor and a denominator equal to the total number of shares of Common Stock of Newco owned by the Transferor as of the date of the Closing or the Merger, respectively. The right of the Transferor to sell shall be subject to the condition that the Transferor shall cause the Transferee that proposes to purchase the shares of the Transferor to offer to purchase, at the same price per share and otherwise substantially on the same terms, such number of shares from the Tagalong Party; provided, however, that if the Transferee is for any reason unwilling or unable to purchase the aggregate number of shares from the Transferor to be purchased together with the Tagalong Party desiring to Transfer shares in such transaction, then the number of shares to be sold by each shall be proportionally reduced (based on the total number of shares originally proposed to tag along or be sold) to such number as, when taken with the number of shares to be sold by each other such party, shall be equal to the number of shares which such Transferee is willing or able to purchase (provided that such Transfer shall satisfy the conditions set forth in the first sentence of this
Section 4.1). The Tagalong Party shall only be entitled to sell shares of Common Stock under this Section 3 that it owns as of the date hereof and any securities acquired after the date hereof concurrently with securities of the same type acquired by TCW; other securities acquired after the date hereof in any manner shall not be subject to the tagalong rights provided in this Section 4.

                  4.2 The Transferor shall give written notice to the Smith Group, and to any Affiliate of the Smith Group to whom the Smith Group has Transferred Common Stock (notice of which such Affiliate transferees has been given to TCW or any other Transferor) at least fifteen (15) business days prior to any proposed Transfer(s) of Common Stock constituting a Tag Transaction. The notice shall specify the proposed Transferee, the number of shares of Common Stock to be sold, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. If the Tagalong Party desires to include shares of Common Stock in such sale pursuant to Section 4.1, the Tagalong Party shall be required to notify the Transferor not more than ten (10) business days after its receipt of the notice required to be delivered by the Transferor in order to exercise its tagalong rights under Section 4.1. Failure to give such notice shall constitute an election not to exercise such right and upon the closing of such Transfer the tagalong right terminates.

                  4.3 If a Transferor proposes to Transfer to any Affiliate thereof any of the Common Stock held by such Transferor, then such Transferor, as a condition to the Transfer, (i) shall cause such Affiliate to agree to be bound by this Section 4 and such Affiliate shall thereupon be deemed to be a party hereto and (ii) shall notify the Smith Group of the identity and address of the Affiliate transferee. The tag along rights set forth in this Section 4 shall not be applicable to transferees of TCW other than to Affiliates of TCW.

                  SECTION 5. DRAG-ALONG.

                  5.1 If the Transferor sells, other than in a public offering pursuant to a registration statement or pursuant to Rule 144, shares of Common Stock of Newco held by

Transferor to a Transferee in one transaction or a series of related transactions on arms-length terms which constitute the transfer of all of the Common Stock then owned by TCW and its Affiliates, the Transferor may, at its sole option, cause each of the Smith Group members (together with any party deemed to be included in such definition pursuant to Section 5.2 below, a "Drag-Along Party") to sell to the Transferee, on the same terms and conditions as provided with respect to the sale by the Transferor to such Transferee in such transaction, all shares of Common Stock of Newco which the Drag-Along Party then owns (such shares being "Drag-Along Shares" and such transaction being a "Drag-Along Transaction"); provided, however, that: (x) the price for the Drag-Along Shares may not be lower than the price per share paid to the Transferor in the same or related transaction; and (y) the consideration for the Drag-Along Shares shall be paid in cash at the closing of the Drag-Along Transaction(s) unless the relevant Drag-Along Party consents to payment in a form other than cash or, at the option of the relevant Drag-Along Party, in the same form of payment as received by the Transferor.

                  5.2 If any member of the Smith Group or any of its Affiliates (a "Smith Party") proposes to Transfer to any Affiliate thereof any of the Common Stock of Newco held by such Smith Party, then such Smith Party, as a condition to the Transfer, shall cause such Affiliate to agree to be bound by this Section 5 and such Affiliate shall thereupon be deemed to be a party hereto and shall notify TCW of the identity and address of such Affiliate. Thereupon such Affiliate shall also be deemed a "Drag-Along Party" for purposes of this Agreement. The drag-along rights set forth in this Section 5 shall not be applicable to transferees of the Drag-Along Party other than to other Affiliates of such Drag-Along Party.

                  5.3 To exercise a drag-along right, Transferor shall give written notice (the "Drag-Along Notice") to the Drag-Along Party against whom the right is to be enforced at least fifteen (15) business days prior to any proposed Transfer of Common Stock. The notice shall specify the terms of such Transfer and certify as to the facts supporting exercise of the drag-along right and include a copy of the contract between the Transferor and Transferee to consummate the Drag-Along Transfer (the "Sale Contract"), if such a Sale Contract has been signed. During the Drag-Along Period (as defined below), the Drag-Along Party in receipt of the Drag-Along Notice may not Transfer any securities subject to Transferor's drag-along rights under this Section 5 to any Person other than Transferor or the Transferee. The "Drag-Along Period" shall be the period commencing on the date the Drag Along Notice is given and terminating on the earlier of (i) the 120th day following delivery of the Drag-Along Notice or (ii) the date of termination of the Sale Contract.

                  SECTION 6. COVENANTS AND RESTRICTIONS.

                  6.1 Prior to the Merger, Newco shall not, without the prior unanimous approval of the Holders: (i) engage in any activities other than holding the capital stock or other securities of Inland, (ii) incur any debt or other similar liabilities, other than debt in the nature of franchise taxes and similar amounts arising from the formation thereof and consummation of the transactions contemplated herein, (iii) require additional capital contributions or loans from the Holders, (iv) issue any equity securities other than the Newco Stock issued to Holders pursuant to Section 3.2, (v) enter in any transactions with any Holder or any Affiliate thereof other than those contemplated herein or in the Exchange Agreement, or (vi) voluntarily file for bankruptcy protection or fail to oppose an involuntary bankruptcy petition filed against it.

                  6.2      For so long as any portion of the Senior Subordinated
Note in the aggregate principal amount of $5,000,000 in favor of SOLVation (the "Senior Sub Note") is outstanding, TCW agrees that, unless such Senior Sub Note is repaid in full at the closing of any such transaction, it shall not permit Newco or any Subsidiary thereof to enter into any merger, sale of stock, sale of substantially all of its assets or any similar transaction or any consulting or employment arrangement with Kyle Miller, John Dyer, or any entity controlled by or affiliated with (by way of a material management role) either of them without the Smith Group's prior written approval.

                  6.3 TCW agrees that, unless waived by the Smith Group, TCW shall use its reasonable commercial efforts to cause Newco, upon or promptly after the consummation of a Newco Liquidity Event, either to be liquidated and its assets distributed to its shareholders or to distribute to its shareholders all net proceeds of such Newco Liquidity Event, or to enter into a transaction with substantially the same economic effect as the foregoing.

                  6.4 After the Merger, Newco shall not enter into any transaction with any Affiliate of any Holder (excluding any transaction between Newco and any subsidiary of Newco) without the prior unanimous approval of the Holders; provided, however, that this Section 6.4 shall not apply to any such transaction if the preemptive rights set forth in Section 5 of the Amended Registration Rights Agreement are applicable to such transaction.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES.

                  7.1 Each of Hampton and SOLVation hereby represents, warrants and covenants to TCW that: (a) Hampton owns the Existing Smith Stock and immediately prior to its contribution thereof to Newco, SOLVation will own the New Smith Stock free and clear of any liens or security interests and owns no other equity securities of Inland, (b) SOLVation is the beneficial holder (and pursuant to the Exchange Agreement has the contractual right to become the record holder) of the New Smith Stock and (c) the Smith Group has neither sold, assigned, conveyed, transferred, mortgaged, pledged encumbered or otherwise disposed of, in whole or in part, its securities constituting all or a portion of the Smith Stock, nor, as of the date hereof, has entered into any agreement other than this Agreement to sell, assign, convey, transfer, mortgage, pledge, encumber or otherwise dispose of, in whole or in part, such securities.

                  7.2 TCW hereby represents, warrants and covenants to each of Hampton and SOLVation that: (a) TCW owns the Existing TCW Stock and immediately prior to its contribution to Newco, TCW will own the New TCW Stock free and clear of any liens or security interests and owns no other equity securities of Inland, (b) TCW is the beneficial holder (and pursuant to the Exchange Agreement has the contractual right to become the record holder) of the New TCW Stock and (c) TCW has neither sold, assigned, conveyed, transferred, mortgaged, pledged encumbered or otherwise disposed of, in whole or in part, its securities constituting all or a portion of the TCW Stock, nor, as of the date hereof, has entered into any agreement other than this Agreement to sell, assign, convey, transfer, mortgage, pledge, encumber or otherwise dispose of, in whole or in part, such securities.

                  SECTION 8. REGISTRATION RIGHTS.

                  The parties hereby acknowledge that upon consummation of the Merger, by operation of law Newco, shall have succeeded to the obligations of Inland under, and shall be bound by, the Amended Registration Rights Agreement as if it were the original party "Company" thereto in lieu of Inland.

                  SECTION 9. MISCELLANEOUS.

                  9.1 Attorney's Fees and Expenses. If any party hereto fails to perform any of its obligations under this Agreement, then the defaulting party shall pay any and all costs and expenses incurred by the other party on account of such default, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

                  9.2 Successors and Assigns; Termination. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto; provided, however, that this Agreement shall terminate and not apply when Common Stock is no longer held by any of the Smith Group, TCW or their respective Affiliates.

                  9.3 Amendment and Waiver, etc. This Agreement may be amended, but only with the written consent of each of the parties hereto. No failure or delay (whether by course of conduct or otherwise) by the parties hereto in exercising any right, power or remedy which they may have under this Agreement shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the parties hereto of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of this Agreement and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by each party being adversely affected by such waiver or consent, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties at law or in equity or otherwise.

                  9.4 Counterparts. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  9.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  9.6 Specific Performance. Each party recognizes that money damages may be inadequate to compensate the other parties for a breach hereunder, and each party irrevocably agrees that the other parties shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford each party the benefits of this Agreement and that each party shall not object and hereby waives any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will not be sufficient to compensate the other parties.

                  9.7 Notices. All notices, requests, consents, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or three (3) days after being deposited in the U.S. mail as registered or certified United States mail, postage prepaid, at the addresses set forth on the signature pages hereto (unless changed by similar notice in writing given by the particular person whose address is to be changed).

                  9.8 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

                  9.9 Original Agreement; Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all prior negotiations, preliminary agreements, correspondence or understandings, written or oral between the parties with respect to the subject matter hereof. Except as expressly provided herein, there are no representations or warranties of any party hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Investors' Agreement as of the day and year first above written.

                                INLAND HOLDINGS LLC, a California limited liability company,

                                By:  TRUST COMPANY OF THE WEST, a
                                California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032, Member

                               By:     /s/ Arthur R. Carlson
                                       -----------------------------
                                       Arthur R. Carlson
                                       Managing Director

                                By:    /s/ Thomas F. Mehlberg
                                       -----------------------------
                                       Thomas F. Mehlberg
                                       Managing Director

                                By:  TCW PORTFOLIO NO. 1555 DR V SUB-
                                CUSTODY PARTNERSHIP, L.P., a California
                                limited partnership, Member

                                By:    TCW ROYALTY COMPANY, a California
                                       corporation, Managing General Partner

                                       By: /s/Thomas F. Mehlberg
                                           -----------------------------
                                              Thomas F. Mehlberg
                                              Vice President

                                Address for Notices:

                                865 South Figueroa Street
                                Los Angeles, California 90017
                                Attention: Arthur R. Carlson
                                Attention: Thomas F. Mehlberg
                                Telephone: (213) 244-0053
                                Facsimile: (213) 244-0604

                                With a Copy To:

                                Milbank, Tweed, Hadley & McCloy LLP
                                601 South Figueroa Street, 30th Floor
                                Los Angeles, CA 90017
                                Attention: David A. Lamb, Esq.
                                Telephone: (213) 892-4000
                                Facsimile: (213) 629-5063

                                HAMPTON INVESTMENTS, LLC,
                                a Delaware limited liability company

                                By:    JWA Investments IV LLC,
                                       its Managing Member

                                By:    /s/ Thomas X. Fristsch
                                       -----------------------------
                                       Thomas X. Fritsch
                                       Vice President

                                Address for Notices:

                                Hampton Investments LLC
                                c/o Smith Management LLC
                                885 3rd Avenue, 34th Floor
                                New York, New York 10022
                                Attention: General Counsel
                                Telephone: (212) 888-5500
                                Facsimile: (212) 702-0145

                                With a copy to:

                                Akin Gump Strauss Hauer & Feld LLP
                                711 Louisiana, Suite 1900
                                Houston, Texas 77002
                                Attention: James L. Rice III
                                Telephone: (713) 220-8116
                                Facsimile: (713) 236-0822

                                SOLVATION, INC.,
                                a Delaware corporation

                                By: /s/ Thomas X. Fristsch
                                   ----------------------------
                                   Name:  Thomas X. Fristsch
                                   Title: Vice President

                                Address for Notices:

                                SOLVation, Inc.
                                c/o Smith Management LLC
                                885 3rd Avenue, 34th Floor
                                New York, New York 10022
                                Attention: General Counsel
                                Telephone: (212) 888-5500
                                Facsimile: (212) 702-0145

                                With a copy to:

                                Akin Gump Strauss Hauer & Feld LLP
                                711 Louisiana, Suite 1900
                                Houston, Texas 77002
                                Attention: James L. Rice III
                                Telephone: (713) 220-8116
                                Facsimile: (713) 236-0822

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                              INLAND RESOURCES INC.

                  The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (hereinafter referred to as the "GCL"), hereby certifies:

                  FIRST: The name of the corporation is Inland Resources Inc. (hereinafter referred to as the "Corporation").

                  SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Twenty Thousand (20,000) shares of common stock, par value $0.001 per share.

                  FIFTH: The directors shall have power to adopt, amend or repeal Bylaws of the Corporation, except as may otherwise be provided in the Bylaws of the Corporation.

                  SIXTH: Elections of directors need not be by written ballot, except as may otherwise be provided in the Bylaws of the Corporation.

                  SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after the date of the filing of this certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. No repeal or modification of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                  EIGHTH: The name and mailing address of the incorporator is Julia B. Dachs, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017.

                  WITNESS my signature this ____ day of __________, 2003.


                                ---------------------------------
                                Julia B. Dachs, Sole Incorporator

                                                                       EXHIBIT B

                                     BYLAWS

                                       OF

                              INLAND RESOURCES INC.

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
ARTICLE I OFFICE AND RECORDS................................................................    1
         Section 1.1    Delaware Office.....................................................    1
         Section 1.2    Other Offices.......................................................    1
         Section 1.3    Books and Records...................................................    1

ARTICLE II STOCKHOLDERS.....................................................................    1
         Section 2.1    Annual Meeting......................................................    1
         Section 2.2    Special Meetings....................................................    1
         Section 2.3    Notice of Meetings..................................................    2
         Section 2.4    Quorum..............................................................    2
         Section 2.5    Voting..............................................................    2
         Section 2.6    Proxies.............................................................    3
         Section 2.7    List of Stockholders................................................    3
         Section 2.8    Stockholder Action by Written Consent...............................    3

ARTICLE III DIRECTORS.......................................................................    4
         Section 3.1    General Powers......................................................    4
         Section 3.2    Number of Directors.................................................    4
         Section 3.3    Election and Term of Directors......................................    4
         Section 3.4    Vacancies and Newly Created Directorships...........................    4
         Section 3.5    Resignation.........................................................    4
         Section 3.6    Removal.............................................................    4
         Section 3.7    Meetings............................................................    5
         Section 3.8    Quorum and Voting...................................................    5
         Section 3.9    Written Consent of Directors in Lieu of a Meeting...................    5
         Section 3.10    Compensation.......................................................    5
         Section 3.11    Committees of the Board of Directors...............................    5

ARTICLE IV OFFICERS ........................................................................    6
         Section 4.1    Election and Term of Office.........................................    6
         Section 4.2    Resignation and Removal.............................................    6
         Section 4.3    Compensation and Bond...............................................    7
         Section 4.4    Chairman of the Board...............................................    7
         Section 4.5    Vice Chairman.......................................................    7
         Section 4.6    Chief Executive Officer and President...............................    7
         Section 4.7    Vice Presidents.....................................................    7
         Section 4.8    Treasurer...........................................................    7
         Section 4.9    Secretary...........................................................    8
         Section 4.10    Assistant Treasurers...............................................    8
         Section 4.11    Assistant Secretaries..............................................    8
         Section 4.12    Delegation of Duties...............................................    8

ARTICLE V INDEMNIFICATION AND INSURANCE.....................................................    8
         Section 5.1    Right to Indemnification............................................    8

         Section 5.2    Right to Advancement of Expenses....................................    9
         Section 5.3    Right of Indemnitee to Bring Suit...................................    9
         Section 5.4    Non-Exclusivity of Rights...........................................   10
         Section 5.5    Insurance...........................................................   10
         Section 5.6    Indemnification of Employees and Agents of the Corporation..........   10
         Section 5.7    Contract Rights.....................................................   10

ARTICLE VI STOCK ...........................................................................   10
         Section 6.1    Certificates........................................................   10
         Section 6.2    Transfers of Stock..................................................   10
         Section 6.3    Lost, Stolen or Destroyed Certificates..............................   11
         Section 6.4    Stockholder Record Date.............................................   11

ARTICLE VII SEAL ...........................................................................   12
         Section 7.1    Seal................................................................   12

ARTICLE VIII WAIVER OF NOTICE...............................................................   12
         Section 8.1    Waiver of Notice....................................................   12

ARTICLE IX CHECKS, NOTES, DRAFTS, ETC.......................................................   12
         Section 9.1    Checks, Notes, Drafts, Etc..........................................   12

ARTICLE X AMENDMENTS .......................................................................   12
         Section 10.1    Amendments.........................................................   12

                                     BYLAWS

                                       OF

                              INLAND RESOURCES INC.

                  Certain provisions of these bylaws are subject to Sections 7.2 and 7.3 of that certain Exchange and Stock Issuance Agreement dated as of January 30, 2003, by and among Inland Resources Inc., a Washington corporation, Inland Holdings, LLC, Hampton Investments LLC and SOLVation Inc. (the "Exchange Agreement") and Section 6 of the Investors' Agreement (as defined in the Exchange Agreement). To the extent any provisions of these bylaws are inconsistent with the provisions of Sections 7.2 and 7.3 of the Exchange Agreement or Section 6 of the Investors' Agreement, the provisions of such sections of the Exchange Agreement or Investors' Agreement shall govern.

                                    ARTICLE I

                               Office and Records

                  Section 1.1 Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Corporation, 1209 Orange Street, Wilmington, Delaware.

                  Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                  Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation's principal executive offices or at such other locations inside or outside the State of Delaware as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  Stockholders

                  Section 2.1 Annual Meeting. Except as otherwise provided in
Section 2.8 of these Bylaws, the annual meeting of stockholders of the Corporation shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors.

                  Section 2.2 Special Meetings. A special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board, if any, or the President, the Chief Financial Officer, any Managing Director, any Director or any Vice President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the whole

Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting. The Board of Directors may designate the place of meeting for any special meeting of stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

                  Section 2.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Section 8.1 of these Bylaws, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

                  Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

                  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 2.4 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders the holders of a majority of the voting stock, either present or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.3 of these Bylaws.

                  Section 2.5 Voting. Except as otherwise required by these Bylaws, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, be authorized by a majority of the votes cast with respect thereto at the meeting (including abstentions) by the holders of stock entitled to vote thereon.

                  Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

                  Section 2.6 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

                  Section 2.7 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                  Section 2.8 Stockholder Action by Written Consent. Any action required by the Delaware General Corporation Law (the "GCL") to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty (60) days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

                                  ARTICLE III

                                    Directors

                  Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. All actions to be taken by the Board of Directors from time to time will require the affirmative vote of a majority of the directors of the Corporation then in office.

                  Section 3.2 Number of Directors. The Board of Directors shall consist of no more than 7 and no fewer than 2 directors until changed as provided for in this section. The number of directors may be changed from time to time by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors, or by a resolution of the Board of Directors passed by a majority of the whole Board of Directors, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 3.6 of these Bylaws at the time of such decrease.

                  Section 3.3 Election and Term of Directors. Directors shall be elected annually by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. Each director shall hold office from the time of his or her election and qualification until his successor is elected and qualified or until his or her earlier resignation, or removal.

                  Section 3.4 Vacancies and Newly Created Directorships. Each director will hold his or her office as a director of the Corporation for such term as is provided in the Corporation's Certificate of Incorporation and these Bylaws until his or her death, resignation or removal from the Board of Directors or until his or her successor has been duly elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting. Except as otherwise provided by law, vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  Section 3.5 Resignation. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

                  Section 3.6 Removal. Except as otherwise set forth in these Bylaws, any or all of the directors may be removed at any time, with or without cause, by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors.

                  Section 3.7 Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held at the same place and immediately following each annual meeting of stockholders, and no further notice thereof need be given other than this Bylaw. The Board of Directors may fix times and places for additional regular meetings of the Board of Directors and no further notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board or by any member of the Board of Directors, at such time and place as shall be specified in the notice or waiver thereof. The person or persons authorized to call special meeting of the Board of Directors may fix the place and time of the meetings. Notice of any special meeting shall be given to each director at his or her business or residence in writing or by facsimile, telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

                  Section 3.8 Quorum and Voting. A whole number of directors equal to at least a majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if there be less than a quorum, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 3.9 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

                  Section 3.10 Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

                  Section 3.11 Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by majority of the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the Board of Directors.

                                   ARTICLE IV

                                    Officers

                  Section 4.1 Election and Term of Office. The elected officers of the Corporation may include a President, a Chief Executive Officer, a Secretary and a Treasurer, and may also include one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. All such officers shall be appointed and approved by a majority of the Board of Directors or by a duly authorized committee thereof, and shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. The Chairman of the Board shall be chosen from among the directors by a majority of the Board of Directors. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

                  Section 4.2 Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Any elected officer, agent or employee may be removed by a majority of the members of the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such committee thereof may delegate such power of removal as to officers, agents and employees not elected by the Board of Directors or such committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

                  Section 4.3 Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

                  Section 4.4 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of stockholders and of the Board of Directors and shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

                  Section 4.5 Vice Chairman The Vice Chairman, if any, shall have powers and duties as may be delegated to him or her by the Board of Directors.

                  Section 4.6 Chief Executive Officer and President. In the absence of the Chairman of the Board (or if there be none), the Chief Executive Officer shall preside at all meetings of stockholders and of the Board of Directors. The Chief Executive Officer and President shall have general charge of the Corporation's business and general supervision of its policies and affairs.

                  The Chief Executive Officer and President may employ and discharge employees and agents of the Company except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The Chief Executive Officer may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. In the absence or inability to act of the Chief Executive Officer, unless the Board of Directors shall otherwise provide, the President (if such office be occupied and not by the same person serving as the Chief Executive Officer) or the Vice President shall perform all the duties and may exercise any of the powers of the Chief Executive Officer.

                  Section 4.7 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President.

                  Section 4.8 Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

                  Section 4.9 Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of stockholders or directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.

                  Section 4.10 Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

                  Section 4.11 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

                  Section 4.12 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                   ARTICLE V

                          Indemnification and Insurance

                  Section 5.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 5.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

                  Section 5.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 5.1 shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

                  Section 5.3 Right of Indemnitee to Bring Suit. If a claim under Section 5.1 or Section 5.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

                  Section 5.4 Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 5.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

                  Section 5.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  Section 5.7 Contract Rights. The rights to indemnification and to the advancement of expenses conferred in Section 5.1 and Section 5.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                                   ARTICLE VI

                                     Stock

                  Section 6.1 Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                  Section 6.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Bylaws and the GCL, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

                  Section 6.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

                  Section 6.4 Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                  If no record date is fixed by the Board of Directors, (l) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

                                  ARTICLE VII

                                      Seal

                  Section 7.1 Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                                Waiver of Notice

                  Section 8.1 Waiver of Notice. Whenever notice is required to be given to any stockholder or director of the Corporation under any provision of the GCL or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                                   ARTICLE IX

                           Checks, Notes, Drafts, Etc.

                  Section 9.1 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

                                    ARTICLE X

                                   Amendments

                  Section 10.1 Amendments. These Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders; provided, however, that, in the case of amendments by stockholders, notwithstanding any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of a majority in interest of the then outstanding shares of voting stock, either present or represented by proxy, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.

                                                                       EXHIBIT C
                                S T A T E M E N T

                                       OF

                                SOLE INCORPORATOR

                                       OF

                              INLAND RESOURCES INC.

                  The undersigned, being the Sole Incorporator of Inland Resources Inc. (the "Corporation"), a corporation formed under the Delaware General Corporation Law by the filing of its Certificate of Incorporation with the Secretary of State on ____________, 2003, hereby takes the following action:

                  1. The ByLaws annexed hereto are adopted as the By-Laws of the Corporation.

                  2. Marc MacAluso, Bill I. Pennington and Arthur J. Pasmas are elected as the initial directors of the Corporation, to hold office until the first annual meeting of stockholders and until their successors shall have been elected and qualified.

                  3. I hereby resign as the Sole Incorporator of the Corporation as of the First Meeting of the Board of Directors of the Corporation or as of the date of the Written Consent In Lieu of First Meeting of the Board of Directors of the Corporation.

                  WITNESS the signature of the undersigned to this Action by Sole Incorporator on ___________ ___, 2003.


                                          -------------------------------
                                          Julia Dachs
                                          Sole Incorporator

                                                                       EXHIBIT D

                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of ____________, 2003, and entered into by and between Inland Resources Inc., a Washington corporation ("Inland-Washington") and Inland Resources Inc. a Delaware corporation ("Inland-Delaware").

                                    RECITALS

                  1. Inland-Washington is a Washington corporation. The date of filing of Inland-Washington's original Articles of Incorporation is August 12, 1985, as restated and amended from time to time (the "Articles").

                  2. Inland-Delaware is a Delaware corporation. The date of filing of Inland-Delaware's Certificate of Incorporation is _________, 2003 (as amended from time to time, the "Certificate of Incorporation").

                  3. At the time of the consummation of the Merger (as defined below), Inland-Delaware will own _____________ shares of Common Stock of Inland-Washington and _____________ shares of Series F Preferred Stock of Inland-Washington. Inland-Delaware owns over ninety percent of the outstanding shares of each class of stock of Inland-Washington.

                  4. Inland-Delaware has determined that it is advisable and in its best interests to merge Inland-Washington with and into Inland-Delaware in a short form merger (the "Merger").

                         TERMS AND PROVISIONS OF MERGER

                  In consideration of the foregoing Recitals and of the following terms and provisions, and subject to the following conditions, it is agreed:

         1. MERGER. The effective time of the Merger (the "Effective Time") shall be a date to be determined by Inland-Delaware, which date shall be not more than five (5) business days following the Closing (as such term is defined in the Exchange Agreement by and between Inland-Washington, Inland Production Company, Inland Holdings, LLC and SOLVation, Inc.) and shall be set forth in the Articles of Merger. As of the Effective Time, Inland-Washington shall be merged with and into Inland-Delaware. Following the Effective Time, Inland-Delaware shall be the surviving entity of the Merger (hereinafter sometimes referred to as the "Surviving Entity"), and the separate organizational existence of Inland-Washington shall cease.

         2. GOVERNING DOCUMENTS. The Certificate of Incorporation shall govern the Surviving Entity without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

         3. TAX. The transactions effected pursuant to this Agreement are intended to be a tax free reorganization within the meaning of Internal Revenue Code of 1986 ("Code") section

368(a) and this Agreement constitutes a plan of reorganization within the meaning of Code section 354.

         4.       NAME. The name of the Surviving Entity shall be Inland
Resources Inc.

         5. SUCCESSION. At the Effective Time, the Surviving Entity shall acquire and possess all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, disabilities and duties of Inland-Washington; and all property, real, personal and mixed, and all debts due to Inland-Washington on whatever account, including all other things and causes of action, shall be vested in the Surviving Entity; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of Inland-Washington, and the title to any real property vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and liens upon any property of Inland-Washington shall be preserved unimpaired, and all debts, liabilities and duties of Inland-Washington shall thenceforth attach to the Surviving Entity and may be enforced against the Surviving Entity to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Entity; provided, however, that such liens upon property of Inland-Washington shall be limited to the property affected thereby immediately prior to the Merger.

         6. FURTHER ASSURANCES. From time to time, as and when required or requested by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of Inland-Washington such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Inland-Washington and otherwise to carry out the purposes of this Agreement, and the authorized officers of the Surviving Entity are fully authorized in the name and on behalf of Inland-Washington or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

         7. CONVERSION OF CAPITAL STOCK. At the Effective Time, each issued and outstanding common share of Inland-Washington (other than any shares held by Inland-Delaware) shall be automatically converted into the right to receive $1.00 in cash per share (the "Merger Price"). At the Effective Time, all other previously issued and outstanding shares of common or preferred stock of Inland-Washington that were issued and outstanding immediately prior to the Effective Time shall be automatically cancelled.

         8. OPTIONS. At the Effective Time, all outstanding and unexercised portions of all options to purchase shares of Inland-Washington shall be automatically cancelled.

         9.       DISSENTING SHARES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any common shares of Inland-Washington held by a holder who is entitled to and has demanded and perfected his right as a dissenting shareholder for appraisal of such shares in accordance with the Washington Business Corporation Act (the "Act") and who, as of the Effective Time, has not effectively withdrawn or lost such right as a dissenting shareholder to appraisal shall not be converted into or represent a right to receive the Merger Price per share, but shall only be entitled to such rights as are granted by the Act.

                  (b) Notwithstanding the provisions of Section 9(a), if any holder of common shares of Inland-Washington who is entitled to and demands as a dissenting shareholder appraisal of such shares under the Act shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then, as of the Effective Time, such holder's common shares shall be converted into a right to receive only the Merger Price per share.

                  (c) Inland-Washington shall give Inland-Delaware (i) prompt written notice of any written demands by dissenting shareholders for appraisal of common shares, withdrawals of such demands and any other instruments pursuant to the Act received by Inland-Washington and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands by dissenting shareholders for appraisal under the Act. Prior to the Effective Time, Inland-Washington shall not, except with the prior written consent of Inland-Delaware, voluntarily make any payment with respect to any demands by dissenting shareholders for appraisal of common shares or offer to settle or settle any such demands.

         10.      EXCHANGE OF CERTIFICATES.

                  (a) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Entity shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding common shares of Inland-Washington (the "Certificates") whose shares are converted pursuant to Section 7 into the right to receive the Merger Price (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Surviving Entity and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Price. Upon surrender of a Certificate for cancellation to the Surviving Entity, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Price per common share of Inland-Washington represented thereby, which such holder has the right to receive pursuant to the provisions of Section 7, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of common shares of Inland-Washington which is not registered in the transfer records of Inland-Washington, the Merger Price may be issued to a transferee if the Certificate representing such common shares of Inland-Washington is presented to the Surviving Entity accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Price per common share represented thereby as contemplated by Section 7 and this Section 10.

                  (b) No Further Ownership Rights in Common Shares of Inland-Washington. All cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the common shares of Inland-Washington represented thereby. From and after the Effective Time, the stock transfer books of Inland-Washington shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of common shares of Inland-Washington which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Section 10.

                  (c) Withholding Rights. The Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of common shares of Inland-Washington such amounts as the Surviving Entity is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the common shares of Inland-Washington in respect of which such deduction and withholding was made by the Surviving Entity.

         11. EMPLOYEE BENEFIT PLANS. As of the Effective Time, the Surviving Entity shall assume all obligations of Inland-Washington under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time, excluding any incentive stock option plans.

         12. ACCOUNTING MATTERS. Inland-Delaware agrees that upon the Effective Time, the assets, liabilities, reserves and accounts of Inland-Washington shall be taken up or continued on the books of Inland-Delaware in the amounts at which such assets, liabilities, reserves and accounts shall have been carried on the books of Inland-Washington immediately prior to the Effective Time, subject to such adjustments as may be appropriate to give effect to the Merger.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts entered into and to be performed wholly within the State of Washington.

         14. AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

         15. DEFERRAL OR ABANDONMENT. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by Inland-Delaware if circumstances arise which, in the opinion of the Board of Directors of Inland-Delaware, make the Merger inadvisable or such deferral of the time of consummation advisable.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which when taken alone shall constitute an original instrument and when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this

Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  IN WITNESS WHEREOF, Inland-Washington and Inland-Delaware have caused this Agreement to be signed by their respective duly authorized officers and delivered this ___ day of ________________, 2003.

                                    INLAND RESOURCES INC.,
                                    a Delaware corporation

                                    By:
                                         ------------------------------------
                                         Marc MacAluso
                                         Chief Executive Officer

                                    INLAND RESOURCES INC.,
                                    a Washington corporation

                                    By:
                                         ------------------------------------
                                         Marc MacAluso
                                         Chief Executive Officer

                                                                       EXHIBIT E

                               ARTICLES OF MERGER
                                       OF
                 INLAND RESOURCES INC., a Washington corporation

                                  with and into

                  INLAND RESOURCES INC., a Delaware corporation

         Pursuant to Section 23B.11.050 of the Washington Business Corporation Act, the undersigned surviving corporation submits the following Articles of Merger for filing and certifies that:

1. The name and jurisdiction of formation or organization of each of the corporations which are to merge are:

 Name                                                        Jurisdiction
------                                                       ------------
Inland Resources Inc. ("Inland-Washington")                   Washington
Inland Resources Inc. ("Inland-Delaware")                      Delaware

2. Inland-Delaware owns over ninety percent of the outstanding shares of each class of shares of Inland-Washington.

3. An Agreement and Plan of Merger has been approved and adopted by the board of directors of Inland-Delaware, pursuant to which Inland-Delaware will merge Inland-Washington into itself and assume all its obligations in a statutory short form merger in accordance with Section 23B.11.040 of the Washington Business Corporation Act.

4. The name of the surviving corporation is: Inland Resources Inc., a Delaware corporation.

5. Pursuant to Section 23B.11.040 of the Washington Business Corporation Act, shareholder approval for this merger is not required.

6. Each issued and outstanding common share of Inland-Washington (other than any shares held by Inland-Delaware or any a holder entitled to dissenters' rights under the Washington Business Corporation Act(who has demanded and perfected such rights)) shall be automatically converted into the right to receive $1.00 in cash per share. At the Effective Time, all other previously issued and outstanding shares of common or preferred stock of Inland-Washington that were issued and outstanding immediately prior to the Effective Time shall be automatically cancelled.

7. At the Effective Time, all outstanding and unexercised portions of all options to purchase shares of Inland-Washington shall be automatically cancelled.

8.       The Effective Time of the Merger shall be _________, 2003.

                                                                       EXHIBIT E

9. The address of the registered office of Inland-Delaware in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

10. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any business entity which is to merge.

         IN WITNESS WHEREOF, these Articles of Merger have been duly executed as of the ___ day of _______________, 2003, and are being filed in accordance with
Section 23B.11.050 of the Washington Business Corporation Act by an authorized person of the surviving corporation in the merger.

                                    INLAND RESOURCES INC.,

                                    a Delaware corporation

                                    By:
                                        ------------------------------------
                                        Marc MacAluso
                                        Chief Executive Officer